Exhibit 4.3

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

BlackLine, Inc.

Silver Lake Sumeru Fund, L.P.

Silver Lake Technology Investors Sumeru L.P.

Iconiq Strategic Partners, L.P.

ICONIQ Strategic Partners-B, L.P.

ICONIQ Strategic Partners Co-Invest, L.P., BL Series

ICONIQ Strategic Partners Co-Invest, L.P., BL2 Series

Therese Tucker

AND

Mario Spanicciati

DATED AS OF October 27, 2016

TABLE OF CONTENTS

i

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of October 27, 2016, by and among BlackLine, Inc., a Delaware corporation (“BlackLine”), (together with its successors, the “Company”), Silver Lake Sumeru, Iconiq, Tucker, Spanicciati (each as defined below), each of the other Persons listed as “Other Stockholders” on the Schedule of Other Stockholders as of the date hereof and such other Persons, if any, from time to time that become party hereto as holders of Registrable Securities (as defined below) pursuant to Section 3.06. This Agreement amends and restates in its entirety the Registration Rights Agreement by and among Silver Lake Sumeru, Iconiq, each of the Other Stockholders party thereto and BlackLine, Inc., dated as of September 3, 2013 (the “Existing Registration Rights Agreement”).

WITNESSETH:

WHEREAS, the parties entered into the Existing Registration Rights Agreement regarding Registrable Securities of the Company;

WHEREAS, on October 27, 2016, the Company will price an initial public offering (the “IPO”) of Common Shares (as defined below) pursuant to an Underwriting Agreement dated October 27, 2016 (the “Underwriting Agreement”);

WHEREAS, the parties believe that it is in the best interests of the Company and the other parties hereto to set forth their agreements regarding registration rights applicable to the Registrable Securities of the Company and certain other matters following the closing of the IPO (the “IPO Closing”).

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
DEFINITIONS

Section 1.01Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such Registration Statement would not be misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement or report; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Agreement” has the meaning set forth in the preamble.

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act; provided, that no Holder shall be deemed an Affiliate of the Company or any of its subsidiaries for purposes of this Agreement. The term “Affiliated” has a correlative meaning.

“BlackLine Stockholders’ Agreement” means the Amended and Restated Stockholders’ Agreement, by and among the Company, Silver Lake Sumeru, Iconiq, Tucker and Spanicciati, dated as of the date hereof, as amended, modified or supplemented from time to time.

“Block Trade” means any bought deal or block sale to a financial institution.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York are required or authorized by law to be closed.

“Common Share Equivalents” means securities (including, without limitation, warrants) exercisable, exchangeable or convertible into Common Shares.

“Common Shares” means the shares of common stock, par value $.01 per share and any shares of capital stock of the Company issued or issuable with respect to such common stock by way of a stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof.

“Company” has the meaning set forth in the preamble and shall include the Company’s successors by merger, acquisition, reorganization, conversion or otherwise.

“Company Public Sale” has the meaning set forth in Section 2.03(a).

“Demand Notice” has the meaning set forth in Section 2.01(e).

“Demand Period” has the meaning set forth in Section 2.01(d).

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Demand Registration Statement” has the meaning set forth in Section 2.01(a).

“Demand Request” has the meaning set forth in Section 2.01(a).

“Demand Rights Holder” means each of Silver Lake Sumeru, Iconiq, Tucker and Spanicciati.

“Demand Suspension” has the meaning set forth in Section 2.01(f).

“Demanding Holder” has the meaning set forth in Section 2.01(a).

“Effectiveness Date” means the date immediately following the IPO Closing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” means any holder of Registrable Securities who is a party hereto or who succeeds to rights hereunder pursuant to Section 3.06.

“Iconiq” means Iconiq Strategic Partners, L.P., Iconiq Strategic Partners-B, L.P., Iconiq Strategic Partners Co-Invest, L.P., BL Series, Iconiq Strategic Partners Co-Invest, L.P., BL2 Series and their respective Affiliates and permitted assignees hereunder.

“IPO” has the meaning set forth in the Recitals.

“IPO Closing” has the meaning set forth in the Recitals.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Long-Form Registration Statement” has the meaning set forth in Section 2.01(a).

“Marketed Underwritten Offering” means an Underwritten Offering for which the senior executive officers of the Company will participate in customary “road show” presentations pursuant to Section 2.05(a)(xxiv).

“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Participation Conditions” has the meaning set forth in Section 2.02(e)(ii).

“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 2.03(a).

“Potential Takedown Participant” has the meaning set forth in Section 2.02(e)(ii).

“Pro Rata Portion” means a number of such shares equal to the aggregate number of Registrable Securities to be sold in a Public Offering (excluding any shares to be registered or sold for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities held by such Holder immediately after giving effect to the consummation of the IPO, and the denominator of which is the aggregate number of Registrable Securities held by all Holders immediately after giving effect to the consummation of the IPO requesting that their Registrable Securities be sold in such Public Offering. If a Holder transfers Registrable Securities pursuant to Section 3.06, the numerator and denominator referred to above will be calculated as follows: (i) for the transferring Holder, the aggregate number of Registrable Securities held by such Holder immediately after giving effect to the consummation of the IPO shall be deemed to be decreased by the amount of Registrable Securities transferred and (ii) for the Holder to which Registrable Securities have been transferred, such Holder shall be deemed to have held the Registrable Securities transferred to it as if it had held such Registrable Securities immediately after giving effect to the consummation of the IPO.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form).

“Public Sale” means a Company Public Sale or an Underwritten Offering.

“Registrable Securities” means (i) any Common Shares (including any issuable or issued upon exercise, exchange or conversion of any Common Share Equivalents) that are owned or held of record, directly or indirectly, by a Holder immediately after giving effect to the consummation of the IPO and (ii) any securities that may be issued or distributed or be issuable in respect of any Common Shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction that are owned or held of record, directly or indirectly, by a Holder; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (x) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (y) such Registrable Securities have been sold pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act) under the Securities Act, or (z) such Registrable Securities shall have been otherwise transferred and such securities may be publicly resold without Registration under the Securities Act.

“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 2.08.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Released Percentage” has the meaning set forth in Section 2.04(a).

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shelf Period” has the meaning set forth in Section 2.02(b).

“Shelf Registration” means a Registration effected pursuant to Section 2.02.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 2.02(f).

“Shelf Takedown” means a Public Offering pursuant to an effective Shelf Registration Statement.

“Shelf Takedown Notice” has the meaning set forth in Section 2.02(e)(ii).

“Shelf Takedown Request” has the meaning set forth in Section 2.02(e)(i).

“Short-Form Registration Statement” has the meaning set forth in Section 2.01(a).

“Silver Lake Sumeru” means, collectively, Silver Lake Sumeru Fund, L.P., Silver Lake Technology Investors Sumeru L.P. and their respective Affiliates and their permitted assignees hereunder.

“Spanicciati” means Mario Spanicciati and the Spanicciati Trusts.

“Spanicciati Trusts” means the stockholders listed under the heading “Spanicciati Trusts” on the Schedule of Other Stockholders.

“Tucker” means Therese Tucker and the Tucker Trusts.

“Tucker Trusts” means the stockholders listed under the heading “Tucker Trusts” on the Schedule of Other Stockholders.

“Underwritten Offering” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Underwritten Shelf Takedown” means an Underwritten Offering pursuant to an effective Shelf Registration Statement.

Section 1.02Other Interpretive Provisions.

(a)The meanings of defined terms are equally applicable to the singular and plural forms thereof.

(b)The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection, Section, Exhibit, Schedule and Annex references are to this Agreement unless otherwise specified.

(c)The term “including” is not limiting and means “including without limitation.”

(d)The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

Article II
REGISTRATION RIGHTS

Section 2.01Demand Registration.

(a)Demand by the Demand Rights Holders. Subject to the limitations set forth in Section 2.01(b), if at any time on or after the Effectiveness Date, there is no currently effective Shelf Registration Statement on file with the SEC, a Demand Rights Holder may from time to time and at any time make a written request (a “Demand Request”) to the Company for Registration of all or part of the Registrable Securities held by such Demand Rights Holder (a “Demanding Holder”) (i) on Form S-1 or any similar long-form Registration Statement (a “Long-Form Registration”) (if the Company is not eligible for a Short-Form Registration (as defined below)) or (ii) on Form S-3 or any similar short-form Registration Statement (a “Short-Form Registration”) if the Company is qualified to use such short form. Any such requested Long-Form Registration or Short-Form Registration shall hereinafter be referred to as a “Demand Registration.” Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof. Within (i) forty-five (45) days in the case of a request for a Long-Form Registration or (ii) thirty (30) days in the case of a request for a Short-Form Registration, the Company shall use its reasonable best efforts to file a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and shall use its reasonable best efforts to cause such Demand Registration Statement to be declared effective as promptly as practicable under (x) the Securities Act and (y) the “Blue Sky” laws of such jurisdictions as any Participating Holder or any underwriter, if any, reasonably requests.

(b)Limitation on Demand Registrations.

(i)Silver Lake Sumeru shall have the right to request an unlimited number of Long-Form Registrations and Short-Form Registrations.

(ii)Beginning 12 months following the IPO Closing, Iconiq will have the right to request up to two (2) Short-Form Registrations (which may not include a Marketed Underwritten Offering) provided (A) that Iconiq has not requested a Demand Registration and has not been offered the opportunity to participate in a Registration under Section 2.01, 2.02 or 2.03 within 120 days preceding the date of such request and (B) that Iconiq beneficially owns Registrable Securities equal to at least 3% of the Common Shares that are issued and outstanding at the time of such request.

(iii)In addition to (ii) above, beginning 24 months following the IPO Closing, each of Iconiq, Tucker and Spanicciati (collectively, the “Limited Demand Holders”) will have the right to request up to five (5) Short-Form Registrations (which may not include a Marketed Underwritten Offering) provided (A) that the requesting Limited Demand Holder has not requested a Demand Registration and has not been offered the opportunity to participate in a Registration under Section 2.01, 2.02 or 2.03 within 60 days preceding the date of such request and (B) that the requesting Limited Demand Holder beneficially owns Registrable Securities equal to at least 5% of the Common Shares (or 3% in the case of Iconiq) that are issued and outstanding at the time of such request.

(iv)In addition to (ii) and (iii) above, beginning 12 months following the IPO Closing, Iconiq will have the right to request one (1) Short-Form Registration (which shall be a Marketed Underwritten Offering) provided (A) that Iconiq has not requested a Demand Registration and has not been offered the opportunity to participate in a Registration under Section 2.01, 2.02 or 2.03 within 270 days preceding the date of such request and (B) that Iconiq beneficially owns Registrable Securities equal to at least 3% of the Common Shares that are issued and outstanding at the time of such request.

(v)In addition to (ii), (iii) and (iv) above, beginning 24 months following the IPO Closing, the Limited Demand Holders will collectively have the right to request one (1) Short-Form Registration (which shall be a Marketed Underwritten Offering) provided (A) that the requesting Limited Demand Holder has not requested a Demand Registration and has not been offered the opportunity to participate in a Registration under Section 2.01, 2.02 or 2.03 within 270 days preceding the date of such request and (B) that the requesting Limited Demand Holder beneficially owns Registrable Securities equal to at least 5% of the Common Shares (or 3% in the case of Iconiq) that are issued and outstanding at the time of such request.

At any time the Company is not qualified to use Form S-3, references in items (ii) through (v) above to a Short-Form Registration shall instead refer to a Long-Form Registration.

(c)Demand Withdrawal. A Demanding Holder and any other Holder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 2.01(e) may withdraw all or any portion of its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. The Company shall continue all efforts to secure effectiveness of the applicable Demand Registration Statement in respect of the Registrable Securities of any other Holder that has requested inclusion in the Demand Registration pursuant to Section 2.01(e) so long as at least one of the Demand Rights Holders has requested and not withdrawn all of its Registrable Securities to be included in such Demand Registration; provided, however, if all Demand Rights Holders have requested for their Registrable Securities to be withdrawn from such Demand Registration, the Company shall immediately cease all efforts to secure effectiveness of the applicable Demand Registration Statement, even if one or more non- Demand Rights Holders have requested for Registrable Securities to be included in such applicable Demand Request pursuant to Section 2.01(e).

(d)Effective Registration. The Company shall, with respect to each Demand Registration, use its reasonable best efforts to cause the Demand Registration Statement to remain effective for not less than one hundred eighty (180) consecutive days (or such shorter period as shall terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”).

(e)Demand Notice. Promptly upon receipt of any Demand Request pursuant to Section 2.01(a) (but in no event more than three (3) Business Days thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Registration request to all other Holders, and the Company shall include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the date that the Demand Notice has been delivered. All requests made pursuant to this Section 2.01(e) shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

(f)Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension or Shelf Suspension (as defined in Section 2.02(f)) (i) more than once during any twelve (12)-month period, or (ii) for a period exceeding sixty (60) days on any one occasion. In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Demand Suspension, and, subject to clause (ii) above of this paragraph, shall amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Demanding Holder.

(g)Underwritten Offering. If a Demanding Holder so requests in connection with an offering with estimated gross proceeds of at least $10,000,000 (based on the most recent closing stock price at the time of the demand), subject to the limitations set forth in Section 2.01(b), an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering, and such Demanding Holder shall have the right to select the managing underwriter or underwriters to administer the offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company and the other participating Demand Rights Holders.

(h)Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Demand Rights Holders), advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration (i) first, shall be allocated pro rata among the Holders (including the Demanding Holder) that have requested to participate in such Demand Registration based on the relative number of Registrable Securities held by each such Holder immediately after giving effect to the consummation of the IPO (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (ii) next, and only if all the securities referred to in clause (i) have been included, the number of securities that the Company and any other holder that has a right to participate in such registration proposes to include in such Registration that, in the opinion of the managing underwriter or underwriters (or the Demand Rights Holders, as the case may be) can be sold without having such adverse effect.

(i)Distributions of Registrable Securities to Partners or Members. In the event any Holder requests to participate in a registration pursuant to this Section 2.01 in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for resale by such partners or members, if requested by the Holder.

Section 2.02Shelf Registration.

(a)Filing. After the Effectiveness Date, within forty-five (45) days, in the case of a Shelf Registration Statement on Form S-1, or thirty (30) days, in the case of a Shelf Registration Statement on Form S-3, following a request as may be made from time to time by one or more Demand Rights Holders (subject to the limitations on Demand Requests set forth in Section 2.01(b), with each request under this Section 2.02, including any request to increase the number of shares included on a Shelf Registration Statement after the effectiveness of such Shelf Registration Statement, counting as a request for one Short-Form Registration under Section 2.01(b)), the Company shall file with the SEC a Shelf Registration Statement pursuant to Rule 415 of the Securities Act relating to the offer and sale by Holders from time to time of the number of Registrable Securities specified in the requests of the Demand Rights Holder(s) pursuant to this Section 2.02 and the other Holders pursuant to Section 2.02(c) in accordance with the methods of distribution elected by the participating Demand Rights Holder (s) and set forth in the Shelf Registration Statement and, as promptly as practicable thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act. If a Demand Rights Holder makes a request pursuant to this Section 2.02(a) to file a Shelf Registration Statement, the Company shall promptly (and, in any event, within three (3) Business Days) notify the other Demand Rights Holders. No later than five (5) Business Days after the receipt of the foregoing notification regarding the filing of the Shelf Registration Statement pursuant to this Section 2.02(a), the other Demand Rights Holders shall notify the Company in writing of the number of its Registrable Securities (if any) that such Demand Rights Holders are requesting to be registered on such Shelf Registration Statement. At any time prior to or after the filing of a Shelf Registration Statement, any of the Demand Rights Holders may request that the number of its Registrable Securities (if any) previously requested to be registered on such Shelf Registration Statement be increased to a larger number of its Registrable Securities and the Company shall thereafter use its reasonable best efforts to effect such increase for such Shelf Registration Statement as promptly as practicable thereafter. The aggregate number of Registrable Securities that the Demand Rights Holders request to be so registered on such Shelf Registration Statement (as increased from time to time at the election of any of the Demand Rights Holders pursuant to the immediately foregoing sentence) shall be referred to in this Section 2.02 as the “Demand Rights Holders Shelf Registration Amount.” If, on the date of any such request, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 2.02 shall not apply, and the provisions of Section 2.01 shall apply instead.

(b)Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in

Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Holders is permitted to sell its Registrable Securities without Registration pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”). Subject to Section 2.02(f), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

(c)Shelf Notice. Promptly upon receipt of any request by a Demand Rights Holder to file a Shelf Registration Statement or any request by a Demand Rights Holder to increase the number of its Registrable Securities registered on such Shelf Registration Statement pursuant to Section 2.02(a) (but in no event more than eight (8) Business Days thereafter), the Company shall deliver a written notice (a “Shelf Notice”) of any such request to all Other Demand Rights Holders specifying the Demand Rights Holder Shelf Registration Amount and the Pro Ration Percentage and the Company shall include in such Shelf Registration Statement the number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the date that the Shelf Notice has been delivered; provided, that no non-Demand Rights Holder may request the inclusion in such Shelf Registration Statement a percentage of such Holder’s Registrable Securities in excess of the Pro Ration Percentage. For purposes of this Section 2.02(c), the “Pro Ration Percentage” means, as of the date of determination with respect to any particular Shelf Registration, the percentage determined by multiplying (i) 100 by (ii) a fraction, the numerator of which is the Demand Rights Holder Shelf Registration Amount in effect as of such date with respect to such Shelf Registration and the denominator of which is the aggregate number of Registrable Securities beneficially owned by the Demand Rights Holders and their Affiliates immediately after giving effect to the consummation of the IPO. If a Demand Rights Holder transfers Registrable Securities pursuant to Section 3.06, the denominator referred to above will be decreased by such amount of Registrable Securities transferred.

(d)Underwritten Offering.

(i)If a Demand Rights Holder so elects in connection with an offering with estimated gross proceeds of at least $10,000,000 (based on the most recent closing stock price at the time of the demand), subject to the limitations set forth in Section 2.01(b), an offering of Registrable Securities pursuant to the Shelf Registration Statement shall be in the form of an Underwritten Offering, and the Company shall amend or supplement the Shelf Registration Statement for the purpose of such Underwritten Shelf Takedown, such Demand Rights Holder shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company and the other participating Demand Rights Holders.

(ii)The provisions of Section 2.01(h) shall apply to any Underwritten Offering pursuant to this Section 2.02(d).

(e)Shelf Takedown.

(i)At any time during which the Company has an effective Shelf Registration Statement with respect to a Holder’s Registrable Securities, by notice to the Company specifying the intended method or methods of disposition thereof, a Demand Rights Holder may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering of all or a portion of such Demand Rights Holder’s Registrable Securities that are covered by such Shelf Registration Statement and as soon as practicable the Company shall promptly amend or supplement the Shelf Registration Statement for such purpose. Each Demand Rights Holder shall be entitled to one Shelf Takedown Request for each Demand Registration such Holder may be entitled to pursuant to Section 2.01(b) and any additional Shelf Takedown Request shall count as an additional Demand Registration for purposes of Section 2.01(b).

(ii)Promptly upon receipt of a Shelf Takedown Request (but in no event later than (A) 5:00 p.m. New York City time one (1) Business Day thereafter for any Block Trade and (B) two (2) Business Days thereafter for any other proposed Shelf Takedown) for any Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Holder with Registrable Securities covered by the applicable Registration Statement, or to all other Holders if such Registration Statement is undesignated (each a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Shelf Takedown that number of Registrable Securities as each such Potential Takedown Participant may request in writing. The Company shall include in the Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein (A) by 10:00 p.m. New York City time on the date that the Shelf Takedown Notice has been delivered, in the case of any Block Trade, and (B) within two (2) Business Days after the date that the Shelf Takedown Notice has been delivered, in the case of any other proposed Shelf Takedown. Any Potential Takedown Participant’s request to participate in a Shelf Takedown shall be binding on the Potential Takedown Participant; provided that each such Potential Takedown Participant that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within ten (10) Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Potential Takedown Participant of not less than ninety-two percent (92%) of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Potential Takedown Participant’s election to participate (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions (to the extent applicable), all determinations as to whether to complete any Shelf Takedown and as to the timing, manner, price and other terms of any Shelf Takedown contemplated by this Section 2.02(e)(ii) shall be determined by the Demand Rights Holder making the Shelf Takedown Request, and the Company shall use its reasonable best efforts to cause any Shelf Takedown to occur as promptly as practicable; provided that if such Shelf Takedown is to be completed and subject to the Participation Conditions (to the extent applicable), each Potential Takedown Participant’s Pro Rata Portion shall be included in such Shelf Takedown if such Potential Takedown Participant has complied with the requirements set forth in this Section 2.02(e)(ii).

(f)Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided that the Company shall not be permitted to exercise a Shelf Suspension or Demand Suspension (i) more than one time during any twelve (12)-month period, or (ii) for a period exceeding sixty  (60) days on any one occasion. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Shelf Suspension and shall, subject to clause (ii) above in this paragraph, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Demand Rights Holders.

Section 2.03Piggyback Registration.

(a)Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Section 2.01 or 2.02, (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms  (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement, (iv) pursuant to a registration by which the Company is offering to exchange its own securities for other securities, (v) pursuant to a registration statement relating solely to a dividend reinvestment or similar plan, or (vi) pursuant to a registration statement by which only the initial purchasers and subsequent transferees of debt securities of the Company or any of its subsidiaries that are convertible or exchangeable for Common Stock and that are initially issued pursuant to an applicable exemption from the registration requirements of the Securities Act may resell such notes and sell the Common Stock into which such notes may be converted or exchanged) (a “Company Public Sale”), then, as soon as reasonably practicable, the Company shall give written notice of such proposed filing to the Holders, and such notice shall offer the Holders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 2.03(b), the Company shall include in such Registration Statement all such Registrable Securities that are requested to be included therein within five (5) days after the receipt by such Holders of any such notice; provided that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company shall give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Demand Rights Holders to request that such Registration be effected as a Demand Registration under Section 2.01, and (ii) in the case of a determination to delay Registering, in the absence of a request for a Demand Registration, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities. If the offering pursuant to such Registration Statement is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis. Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.

(b)Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Holders of Registrable Securities in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities proposed to be sold in such Registration by the Company or (subject to Section 2.07) any Person (other than a Holder) exercising a contractual right to demand Registration, as the case may be, proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such Registration based on the relative number of Registrable Securities held by each such Holder immediately after giving effect to the consummation of the IPO (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (iii) third, and only if all of the Registrable

Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

(c)No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 2.03 shall be deemed to have been effected pursuant to Sections 2.01 and 2.02 or shall relieve the Company of its obligations under Sections 2.01 and 2.02.

Section 2.04Black-out Periods.

(a)Black-out Periods for Holders. In the event of a Company Public Sale of the Company’s equity securities in an Underwritten Offering, the Holders agree, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Registration, if permitted) that are the same as or similar to those being Registered in connection with such Company Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before and ninety (90) days (or such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration, to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided, however, such restrictions shall not apply to (i) securities acquired in the public market subsequent to the IPO, (ii) distributions-in-kind to a Holder’s partners (including direct and indirect limited partners) or members and (iii) transfers to Affiliates but only if such Affiliates agree to be bound by the restrictions herein; and provided further, that if the managing underwriter or underwriters in such Underwritten Offering release a Holder from their agreement not to dispose of any of its securities prior to its expiration, as to a certain percentage of their shares of Common Stock subject to such agreement (the “Released Percentage”), all other Holders that beneficially own greater than 1% of the issued and outstanding Common Stock of the Company will automatically be released from the restrictions in this section as to the Released Percentage of their Common Stock.

(b)Black-out Period for the Company and Others. In the case of a Registration of Registrable Securities pursuant to Sections 2.01 and 2.02 for an Underwritten Offering, the Company and the Holders agree, if requested by the participating Demand Rights Holders or the managing underwriter or underwriters with respect to such Registration, (i) not to effect any public sale or distribution of any securities that are the same as or similar to those being Registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser period as may be permitted by the participating Demand Rights Holders or such managing underwriter or underwriters and subject to any exceptions as may be set forth in an underwriting agreement or lock-up agreement entered into by the Company or the Holders, as applicable) after, the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the closing under the underwriting agreement in connection therewith), to the extent timely notified in writing by the Demand Rights

Holders or the managing underwriter or underwriters and (ii) with respect to the Holders, to enter into customary lock-up agreements with the managing underwriter or underwriters with respect to such Registration in such form as agreed to by the holders of a majority of the Registrable Securities participating in such Underwritten Offering. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made as part of any Registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement, any dividend reinvestment plan, or a business acquisition or combination. The Company agrees to use its reasonable best efforts to obtain from (i) each holder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, and (ii) all directors and officers of the Company, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted. Without limiting the foregoing (but subject to Section 2.07), if after the date hereof the Company grants any Person (other than a Holder) any rights to demand or participate in a Registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section as if it were a Holder hereunder.

Section 2.05Registration Procedures.

(a)In connection with the Company’s Registration obligations under Sections 2.01, 2.02 and 2.03, the Company shall use its reasonable best efforts to effect such Registration and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable (it being understood that, in the case of a Block Trade, the Company shall use reasonable best efforts to facilitate and effect such Block Trade within one (1) Business Day of receiving the Shelf Takedown Request, provided that the requesting Demand Rights Holder shall use reasonable best efforts to give the Company advance notice of its consideration of executing a Block Trade), and in connection therewith the Company shall:

(i)prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to Participating Holders, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel and (y) except in the case of a Registration under Section 2.03, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Demand Rights Holders or the underwriters, if any, shall reasonably object;

(ii)as soon as reasonably practicable (in the case of a Demand Registration or Shelf Registration, no later than thirty (30) days after a request for a Demand Registration or Shelf Registration on Form S-3 or forty-five (45) days after a request for a Demand Registration or Shelf Registration on Form S-1) file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as promptly as practicable;

(iii)prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by a Demand Rights Holder participating in the applicable offering (to the extent such request relates to information relating to such Holder), (y) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv)notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v)promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which shall correct such misstatement or omission or effect such compliance;

(vi)to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;

(vii)use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus;

(viii)promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the Demand Rights Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(ix)furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(x)deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

(xi)on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.01(d) or Section 2.02(b), whichever is applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xii)cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates or book entry entitlements (if reasonably requested) representing Registrable Securities to be sold and, to the extent permitted by applicable law, not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

(xiii)use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiv)not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates, book entry entitlements or other evidence for the Registrable Securities in a form eligible for deposit with The Depository Trust Company;

(xv)make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xvi)enter into such customary agreements (including underwriting and indemnification agreements) as the Demand Rights Holders or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvii)obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(xviii)in the case of an Underwritten Offering, (a) obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement and (b) obtain the required consents from the Company’s independent certified public accountants and, if applicable, independent auditors to include the accountants’ or auditors’ report, as applicable, relating to the specified financial statements in the Registration Statement and to be named as an expert in the Registration Statement;

(xix)cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xx)use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xxi)provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxii)use its best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on any national securities exchange on which similar securities of the Company are then listed or quoted and on each inter-dealer quotation system on which similar securities of the Company then quoted;

(xxiii)make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the Demand Rights Holders, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Demand Rights Holders or any such underwriter (collectively, “Representatives”), all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement (collectively, “Confidential Information”) as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to Confidential Information pursuant to this Section 2.05(a)(xxii) shall agree to hold in strict confidence and shall not make any disclosure or use any Confidential Information, unless (w) the release of such information is requested or required by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), or disclosure of such information, in the opinion of counsel to such Person, is otherwise required by law (provided that such Person shall give prompt and timely written notice prior to such release or disclosure, to the extent permitted by law, and shall reasonably cooperate with the Company should the Company, at the Company’s sole expense, desire to seek a protective order prior to release or disclosure), (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person without the use of or access to any Confidential Information, and each Person shall be responsible for any breach of the terms of this Section 2.05(a)(xxiii) by such Person or its Representatives, and shall take all appropriate steps to safeguard Confidential Information from disclosure, misuse, espionage, loss and theft;

(xxiv)in the case of a Marketed Underwritten Offering, use reasonable best efforts to cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xxv)take no direct or indirect action prohibited by Regulation M under the Exchange Act; and

(xxvi)take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any Registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  subject to all other provisions of this Agreement, take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

(b)The Company may require each Participating Holder to furnish, in writing if requested, to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c)Each Participating Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.05(a)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.05(a)(v), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.05(a)(v) or is advised in writing by the Company that the use of the Prospectus may be resumed.

Section 2.06Underwritten Offerings.

(a)Demand and Shelf Registrations. If requested by the underwriters for any Underwritten Offering requested by the Demand Rights Holders pursuant to a Registration under Section 2.01 or Section 2.02, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Demand Rights Holders and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in

Section 2.09. The Participating Holders shall cooperate with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such Holders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holders, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations required to be made by such Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(b)Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.03 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 2.03 and subject to the provisions of Section 2.03(b), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. The Participating Holders shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders. Any such Holder shall not be required to make any representations or warranties to, or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and the information provided by such Holder that is included in the Registration Statement, such Holder’s title to the Registrable Securities and such Holder’s intended method of distribution or any other representations required to be made by such Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(c)Participation in Underwritten Registrations. Subject to the provisions of Sections 2.06(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d)Price and Underwriting Discounts. In the case of an Underwritten Offering under Sections 2.01 or 2.02, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Demanding Holder(s) (or, in the case of a Shelf Registration, the Demand Rights Holder(s) selling Registrable Securities under the Shelf Registration Statement). In addition, in the case of any Underwritten Offering, each of the Holders may withdraw their request to participate in the registration pursuant to Sections 2.01, 2.02 or 2.03 after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

Section 2.07No Inconsistent Agreements; Additional Rights. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement. Without the consent of the Demand Rights Holders holding a majority of the Registrable Securities held by all Demand Rights Holders then outstanding, the Company shall not enter into any other agreement granting to any Person registration or similar rights the terms of which are senior to or pari passu with the registration rights granted to the Holders hereunder.

Section 2.08Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of legal counsel for each Demand Rights Holder participating in such Registration (or, in the case of a Shelf Registration, each Demand Rights Holder selling Registrable Securities under the Shelf Registration Statement), (ix) all fees and expenses of accountants selected by the Demanding Holder (or, in the case of a Shelf Registration, the Holder selling Registrable Securities under the Shelf Registration Statement), (x) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xi) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xiii) all expenses related to the “road show” for any underwritten offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

Section 2.09Indemnification.

(a)Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, each member, limited or general partner thereof, each member, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives  from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document incident to such registration, produced by or on behalf of the Company or any of its subsidiaries including, without limitation, reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading or (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto; provided, that the Company shall not be liable to any particular indemnified party (A) to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof or (B) to the extent that any such Loss arises out of or is based upon an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least five (5) days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the

Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b)Indemnification by the Participating Holders. Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, employees, advisors, and agents and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and each of their respective Representatives from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing provided by the Holder to the Company at least two (2) business days prior to the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c)Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to participate in and assume the defense of such claim with counsel reasonably satisfactory to the indemnified party;  provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in or assume the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that conflict with or are in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.09(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.09 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.09(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the

Losses referred to in Sections 2.09(a) and 2.09(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.09(d), in connection with any Registration Statement filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 2.09(b). If indemnification is available under this Section 2.09, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.09(a) and 2.09(b) hereof without regard to the provisions of this Section 2.09(d). The remedies provided for in this Section 2.09 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 2.10Rules 144 and 144A and Regulation S. The Company covenants that it will:

a)

use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of the Demand Rights Holders, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act);

b)

it will take such further action as the Demand Rights Holders may reasonably request, all to the extent required from time to time to enable the Demand Rights Holders to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC; and

c)

for so long as a Holder holds Registrable Securities, upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act.

Article III
MISCELLANEOUS

Section 3.01Term. With respect to each Holder, the registration rights set forth in this Agreement will terminate at such time as such Holder no longer holds any Registrable Securities and this Agreement shall terminate upon the later of the expiration of the Shelf Period and such time as there are no Registrable Securities, except, in all cases, for the provisions of Sections 2.09 and 2.10 and all of this Article III, which shall survive any such termination.

Section 3.02Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

Section 3.03Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

Section 3.04Notices. Unless otherwise specified herein, all notices and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, sent to the Person at the address given for such Person below or such other address as such Person may specify by notice to the Company:

If to the Company:

BlackLine, Inc.

21300 Victory Boulevard, 12th Floor

Woodland Hills, CA 91367

Attention: Karole Morgan-Prager

Telephone: ###

Fax: ###

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, California 94304

Attention: Katharine A. Martin

Telephone: ###

Fax: ###

if to Silver Lake Sumeru, to:

Silver Lake Sumeru Fund, L.P.

2775 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Attention: Hollie Moore Haynes

Jason Babcoke

Telephone: ###

Fax: ###

with a copy (which shall not constitute notice) to:

Silver Lake Sumeru Fund, L.P.
2775 Sand Hill Road, Suite 100
Menlo Park, CA 94025

Attention: Legal Department

Telephone: ###

Fax: ###

with a copy (which shall not constitute notice) to:

Kirkland & Ellis, LLP

3330 Hillview Avenue

Palo Alto, California 94304

Attention: Adam D. Phillips

Telephone: ###

Fax: ###

If to Iconiq, to:

Iconiq Strategic Partners, L.P.

394 Pacific, 2nd Floor

San Francisco, CA  94111

Attention: Kevin Foster

Telephone: ###

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018-1405

Attention: Ilan Nissan and Jane Greyf

Telephone: ### and ###

Fax: ### and ###

If to Tucker or Spanicciati, to the address on file with the Company.

If to an Other Stockholder, to the address set forth in the Schedule of Other Stockholders.

If to any other Holder who becomes party to this agreement after the date hereof, to the address on the counterpart signature page to this Agreement executed by such holder.

Section 3.05Amendment. Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by the Demand Rights Holders; provided that (a) any amendment that would have a material adverse effect on a Holder relative to the Demand Rights Holders shall require the written consent of that Holder and (b) this Section 3.05 may not be amended without the prior written consent of the Holders (other than the Demand Rights Holders) holding a majority of the outstanding Registrable Securities of such Holders.

Section 3.06Successors, Assigns and Transferees. Each party may assign all or a portion of its rights hereunder to any Person to which such party transfers its ownership of all or any of its Registrable Securities. Such Persons (other than Affiliates of any such Persons) and any other Person that acquires Registrable Securities pursuant to the terms of the BlackLine Stockholders’ Agreement, shall execute a counterpart to this Agreement and become a party hereto and such Person’s Registrable Securities shall be subject to the terms of this Agreement.

Section 3.07Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.

Section 3.08Third Parties. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than each other Person entitled to indemnity or contribution under Section 2.09) any right, remedy or claim under or by virtue of this Agreement.

Section 3.09Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

Section 3.10WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.10.

Section 3.11Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.12Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

Section 3.13Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 3.14Exercise of Rights. As among the members of any Sponsor, such Sponsor may allocate the ability to exercise any rights under this Agreement in any manner that such Sponsor sees fit.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BLACKLINE, INC.

By:	/s/ Therese Tucker
Name:	Therese Tucker
Title:	Chief Executive Officer

Signature page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Silver Lake Sumeru Fund, L.P.

By:	Silver Lake Technology Associates Sumeru, L.P.,
its general partner

By:	SLTA Sumeru (GP), L.L.C.,
its general partner

By:	Silver Lake Group, L.L.C.,
its managing member

/s/ Hollie Haynes
Name: Hollie Moore Haynes
Title: Managing Director

Silver Lake Technology Investors Sumeru, L.P.

By:	Silver Lake Technology Associates Sumeru, L.P.,
its general partner

By:	SLTA Sumeru (GP), L.L.C.,
its general partner

By:	Silver Lake Group, L.L.C.,
its managing member

/s/ Hollie Haynes
Name: Hollie Moore Haynes
Title: Managing Director

Signature page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ICONIQ Strategic Partners, L.P.

By:	ICONIQ Strategic Partners GP, L.P.
its General Partner

By:	ICONIQ Strategic Partners TT GP, Ltd.,
its General Partner

/s/ Kevin Foster
Name: Kevin Foster
Title: Authorized Signatory

ICONIQ Strategic Partners-B, L.P.

By:	ICONIQ Strategic Partners GP, L.P.
its General Partner

By:	ICONIQ Strategic Partners TT GP, Ltd.,
its General Partner

/s/ Kevin Foster
Name: Kevin Foster
Title: Authorized Signatory

ICONIQ Strategic Partners Co-Invest, L.P., BL Series

By:	ICONIQ Strategic Partners GP, L.P.
its General Partner

By:	ICONIQ Strategic Partners TT GP, Ltd.,
its General Partner

/s/ Kevin Foster
Name: Kevin Foster
Title: Authorized Signatory

Signature page to Registration Rights Agreement

ICONIQ Strategic Partners Co-Invest, L.P., BL2 Series

By:	ICONIQ Strategic Partners GP, L.P.
its General Partner

By:	ICONIQ Strategic Partners TT GP, Ltd.,
its General Partner

/s/ Kevin Foster
Name: Kevin Foster
Title: Authorized Signatory

Signature page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Therese Tucker

By:	/s/ Therese Tucker

Signature page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Mario Spanicciati

By:	/s/ Mario Spanicciati

Signature page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Isaac Tucker 2012 Irrevocable Trust

/s/ Therese Tucker
Name: Therese Tucker
Title: Trustee

Roseanna Tucker 2012 Irrevocable Trust

/s/ Therese Tucker
Name: Therese Tucker
Title: Trustee

Safety Net GRAT

/s/ Therese Tucker
Name: Therese Tucker
Title: Trustee

CS 2015 GRAT

/s/ Therese Tucker
Name: Therese Tucker
Title: Trustee

Signature page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Tucker Legacy Trust

/s/ Karen Seimetz
Name: Karen Seimetz
Title: Trustee

Signature page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Spanicciati Family 2013 Dynasty Trust

/s/ Michael Tranter
Name: Michael Tranter
Title: Trustee of the Spanicciati Family 2013 Dynasty Trust, and not individually or in any other capacity

Spanicciati Family 2013 Irrevocable Trust

/s/ Michael Tranter
Name: Michael Tranter
Title: Trustee of the Spanicciati Family 2013 Irrevocable Trust, and not individually or in any other capacity

/s/ Diana Laurenti
Name: Diana Laurenti
Title: Trustee of the Spanicciati Family 2013 Irrevocable Trust, and not individually or in any other capacity

Signature page to Registration Rights Agreement

SCHEDULE OF OTHER STOCKHOLDERS

Name	Address
Tucker Trusts
Roseanna Tucker 2012 Irrevocable Trust	###
Isaac Tucker 2012 Irrevocable Trust	###
Tucker Legacy Trust	###
Safety Net GRAT	###
CS 2015 GRAT	###
Spanicciati Trusts
Spanicciati Family 2013 Irrevocable Trust	###
Spanicciati Family 2013 Dynasty Trust	###